UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2016

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-35737 (Commission File Number)	94-3306718 (IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In regard to the registered direct offering announced by the Company on October 21, 2016, the parties have mutually agreed to delay the completion of the transaction while the maximum number of shares that may be sold and the allocation among investors are confirmed.  The number of shares the Company may sell is limited in certain types of transactions pursuant to Nasdaq rules.  Determination of the number of shares may involve analyses based on circumstances of the current and prior financing transactions.  Certain investors from prior Company financings have a right, for a limited period of time, to participate in subsequent Company financings for up to fifty percent of each such subsequent financing.  Such participation rights would apply to the registered direct financing announced by the Company on October 21.  The number of shares which the prospective investor in this financing desired to purchase and the number of shares which the prior investors would have a right to purchase may exceed the number of shares the Company may sell in this type of transaction.  The Company is in discussions with Nasdaq to confirm the maximum number of shares that may be sold.  The Company plans to proceed with financing once this determination has been completed. The Company will make a new announcement at that time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: October 27, 2016	By: /s/ Linda Powers
Name: Linda Powers Title: Chief Executive Officer and Chairman